Sutor Technology Group Limited
Jiangsu Province
People’s Republic of China
http://www.sutorcn.com

NEWS RELEASE

Sutor Technology Group Limited
Appoints Naijiang (Eric) Zhou as Vice President of Finance

DONGBANG TOWN, China, January 4, 2010 (Xinhua-PRNewswire) — Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), one of the leading private manufacturers of fine finished steel products extensively used by steel fabricators for a variety of consumer products, today announced that Naijiang (Eric) Zhou has been appointed as Vice President of Finance, effective February 1, 2010. In this role, Mr. Zhou’s responsibilities will include finance, strategic planning and analysis, investor communications, corporate development, and mergers and acquisitions.

Mr. Zhou has more than fifteen years’ financial and industrial experience with U.S. and Chinese companies covering buy-side, sell-side and multinational corporations. He served as Executive Vice President and Chief Financial Officer at Rich Fields Investment Ltd., a private equity investment firm. Previously, he worked as international research analyst at Roth Capital Partners, a full service U.S. investment banking firm. Before joining Roth Capital, Mr. Zhou worked for seven years as principal financial planner and principal financial analyst at American Electric Power, where he was responsible for strategic planning, financial planning and analysis, and corporate development. Prior to that, he worked for U.S. Global Investors as senior research analyst and co-managed mutual fund investments. Mr. Zhou received both a Ph.D. and an MBA degree from the University of Texas at Austin, and a B.Sc. in Petroleum Engineering from China Petroleum University. He is a Chartered Financial Analyst (CFA).

“We are delighted to have Mr. Zhou joining our management team as the Vice President of Finance,” commented Ms. Lifang Chen, Chief Executive Officer of Sutor, “He has extensive management experience and in-depth knowledge of corporate finance and strategy planning which makes him uniquely qualified to lead our financial operations. We believe Mr. Zhou is going to be a great asset to Sutor’s further growth.”

Commenting on his appointment, Mr. Zhou said, “It is a privilege to join Sutor’s management team under Ms. Chen’s leadership. The company has a long tradition of entrepreneurship and good corporate citizenship. Located in one of the most prosperous regions in China, Sutor is strategically positioned to benefit from the rapid growth of the Chinese economy. I’m looking forward to working with other members of the management team and will utilize my industry and capital market experience to help accelerate corporate development and enhance shareholder value. I’m excited about the tremendous growth potential of the company.”

About Sutor Technology Group Limited
Sutor (Nasdaq: SUTR) is one of the leading private manufacturers of fine finished steel products used by steel fabricators and other applications in China.  Sutor utilizes a variety of processes and technological methodologies to convert steel manufactured by third parties into fine finished steel products, including hot-dipped galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products.  To learn more about the Company, please visit http://www.sutorcn.com.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for our steel finishing fabrication products, our expectations regarding the continued growth of the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about our relative strength and about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties, including developments in the world economy and in our industry, could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2009, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Contact:

Company Contact (PRC):

Mr. Jason. Wang
+86 512 52680988
investor_relations@sutorcn.com